SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 17, 2003        Commission File Number 0-23155

TRIMERIS, INC.

(Exact name of registrant)

Delaware	56-1808663
(State of organization)	(I.R.S. Employer Identification Number)

3518 Westgate Drive, Suite 300, Durham, North Carolina 27707

(Address of principal executive offices and zip code)

(919) 419-6050

(Registrant’s telephone number)

Item 11. Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

Trimeris, Inc. has decided to change the record keeper and plan administrator for the Trimeris Employee 401(k) Plan. On October 17, 2003, Trimeris, Inc. sent a notice to its directors and executive officers pursuant to Securities and Exchange Commission Regulation BTR with respect to the transition and blackout periods related to the Trimeris, Inc. Employee 401(k) Plan. A copy of the notice is attached as exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

By:	/s/ Dani P. Bolognesi

Dani P. Bolognesi Chief Executive Officer and Chief Scientific Officer

Dated October 17, 2003